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                                                                    EXHIBIT 22.3

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the inclusion in this Registration Statement on Form S-1 of our report dated October 18, 1996, October 30, 1996 as to Note G, on our audit of the financial statements of Balz Medical Services, Inc. as at June 30, 1996 and for the period from November 1, 1995 (commencement of operations) to June 30, 1996.



Richard A. Eisner & Company, LLP
New York, New York
February 25, 1997